                                                                     EXHIBIT 1.1






                                     $110,000,000

                               WORLD COLOR PRESS, INC.

                       % CONVERTIBLE SENIOR SUBORDINATED NOTES





                                UNDERWRITING AGREEMENT






October __, 1997

                                   October __, 1997



Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
Bear, Stearns & Co. Inc.
BT Alex. Brown Incorporated
Credit Suisse First Boston Corporation

c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, New York  10036


Dear Sirs and Mesdames:


         World Color Press, Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several Underwriters (as defined below)
$110,000,000 principal amount at maturity of its     % Convertible Senior
Subordinated Notes due 2007 (the "FIRM SECURITIES") to be issued pursuant to the provisions of an Indenture dated as of October __, 1997 (the "INDENTURE") between the Company and State Street Bank and Trust Company, as Trustee (the "TRUSTEE").

         The Company also proposes to issue and sell to the several
Underwriters not more than an additional $16,500,000 of its     % Convertible
Senior Subordinated Notes due 2007 (the "ADDITIONAL SECURITIES") if and to the extent that the Representatives shall have determined to exercise, on behalf of the Underwriters, the right to purchase such notes granted to the Underwriters in Section 2 hereof. The Firm Securities and the Additional Securities are
hereinafter collectively referred to as the "SECURITIES".  The      %
Convertible Senior Subordinated Notes due 2007 to be issued pursuant to the Indenture after giving effect to the sales contemplated hereby are hereinafter referred to as the "SECURITIES". The shares of common stock, par value $.01 per share, of the Company (the "COMMON STOCK") issuable upon conversion of the Securities are hereinafter referred to as the "SHARES."

         The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement relating to the Securities. The registration statement as amended at the time it becomes effective, including any documents incorporated therein by reference and including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT;" the prospectus in the form first used to confirm sales of Securities, including any documents incorporated therein by reference, is hereinafter referred to as the "PROSPECTUS." If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

         Concurrently with the offering of the Securities, the Company is offering 3,500,000 shares of common stock, par value $.01 per share, of the Company (4,025,000 shares if the over-allotment option to the underwriters is exercised in full)(the "EQUITY OFFERING"). The consummation of the offerings of the Securities is not contingent upon the Equity Offering or vice versa.

         1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to and agrees with each of the Underwriters that:

         (a) When the Registration Statement becomes effective, including at the date of any post-effective amendment, and at the Closing Date, the Registration Statement will comply in all material respects with the provisions of the Act, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus and any supplements or amendments thereto will not at the date of the Prospectus, at the date of any such supplements or amendments and at the Closing Date contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to (i) statements in or omissions from the Registration Statement or the Prospectus (or any supplement or amendment to them) made in reliance upon and in conformity with information relating to the Underwriters furnished to the Company in writing by the Underwriters or on their behalf with their consent expressly for use therein or

    (ii) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the "INDENTURE ACT"), of the Trustee.

         (b) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 or Rule 462 under the Act, complied when so filed in all material respects with the Act.

         (c) The Company and each of the Company's "significant subsidiaries" as such term is defined in Rule 1-02 of Regulation S-X under the Act (each a "SUBSIDIARY" and collectively, the "SUBSIDIARIES") has been duly organized, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as it is currently being conducted, to own, lease and operate its properties (and, with respect to the Company, to execute, deliver and perform this Agreement), and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, results of operations or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT").

         (d) All of the issued and outstanding shares of capital stock of, or other ownership interests in, each Subsidiary have been duly and validly authorized and issued, and, as of the Closing Date, all of the shares of capital stock of, or other ownership interests in, each Subsidiary will be owned, directly or through Subsidiaries, by the Company free and clear of any security interest, mortgage, pledge, claim, lien or encumbrance (each, a "LIEN") other than (i) as created by the Second Amended and Restated Credit Agreement dated as of June 6, 1997 among the Company, the Lenders party thereto and Bankers Trust Company, as agent, as amended, and (ii) such other Liens as are not, individually or in the aggregate, material to the Company and its subsidiaries, taken as a whole. All such shares of capital stock are fully paid and nonassessable and, on the Closing Date, will be fully paid and nonassessable. On the Closing Date, there will be no outstanding subscriptions, rights, warrants, options, calls, convertible securities or commitments of sale related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, any Subsidiary.

         (e) All of the outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and were not issued in violation of any preemptive or similar rights; the Company has duly authorized and reserved for issuance the Shares to be issued upon the conversion of the Securities, and when issued pursuant to conversion of the Securities in accordance with the Indenture, the Shares will be validly issued, fully paid, and non-assessable and will not be issued in violation of any preemptive or similar rights.

         (f) The authorized capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Prospectus.

         (g) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and general principles of equity.


         (h) Neither the Company nor any of its Subsidiaries is (a) in violation of its respective charter or by-laws or (b) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument, to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their respective properties is bound except, with respect to defaults referred to in clause (b), such as would not, singly or in the aggregate, have a Material Adverse Effect, nor has any event occurred which with notice or lapse of time or both would constitute such a violation or default.

         (i) This Agreement has been duly authorized and validly executed and delivered by the Company.

         (j) Other than as described in the Registration Statement and the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, pending against the Company or any of its Subsidiaries or any of their respective properties, which is required to be disclosed in the Registration Statement and the Prospectus, or which could reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect or which might materially and adversely affect the consummation of this Agreement, the Indenture or the transactions contemplated hereby and thereby, and, to the Company's knowledge, no such proceedings are threatened.

         (k) No action has been taken and no statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency or body which suspends the effectiveness of the Registration Statement, prevents or suspends the use of any preliminary prospectus or suspends the sale of the Securities in any jurisdiction referred to in Section 6(d) hereof; no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction has been issued with respect to the Company which would prevent or suspend the sale of the Securities, the effectiveness of the Registration Statement, or the use of any preliminary prospectus in any jurisdiction referred to in Section 6(d) hereof; and no action, suit or proceeding is pending against or, to the Company's knowledge, threatened against the Company or any of the Subsidiaries before any court or arbitrator or any governmental body, agency or official, domestic or foreign, which, if adversely determined, would in any manner draw into question the validity of this Agreement, the Indenture or the Securities.

         (l) Except as disclosed in the Registration Statement and the Prospectus or as would not, singly or in the aggregate, have a Material Adverse Effect: (i) the Company and each of the Subsidiaries is in compliance with all laws and regulations relating to protection of human health or environment or imposing liability or standards of conduct concerning any Materials of Environmental Concern (as defined below) ("ENVIRONMENTAL LAWS") applicable to it, including, without limitation, possession of required permits and compliance with the terms and conditions thereof, and there are no circumstances known to the Company that will prevent such compliance in the future; (ii) neither the Company nor any of the Subsidiaries has received any written notice, and there is no pending or, to the Company's knowledge, threatened action, suit or proceeding before or by any court or governmental agency or body ("ENVIRONMENTAL CLAIM"), alleging potential liability (including, but not limited to, investigatory, cleanup or governmental response costs, natural resources or property damages, personal injuries, or penalties) of the Company or any of the Subsidiaries or any person or entity for whom the Company or any of the Subsidiaries has contractually retained or assumed responsibility, arising out of, based on, or resulting from the presence, or release, discharge, emission or disposal into the environment, of any Materials of Environmental Concern at or from any location, owned or operated by the Company or any of the Subsidiaries, as the case may be, or any violation or alleged violation of any Environmental Law; and (iii) there are no past or present actions, activities, conditions, events or incidents that could be reasonably expected to form the basis of any such Environmental Claim; the term Materials of Environmental Concern means (a) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (b) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (c) any petroleum or petroleum product, (d) any polychlorinated biphenyl and (e) any pollutant or contaminant or hazardous, dangerous, or toxic chemical, material, waste or substance regulated or defined under any other Environmental Law.

         (m) Except as otherwise set forth in the Prospectus or such as are not material to the business, financial condition or results of operation of the Company and its subsidiaries taken as a whole, the Company and each of its Subsidiaries has good title, free and clear of all liens, claims, encumbrances and restrictions except liens for taxes not yet due and payable, to all properties and assets described in the Registration Statement as being owned by it except for liens, claims, encumbrances and restrictions which would not, singly or in the aggregate, have a Material Adverse Effect. All leases to which the Company or any of its Subsidiaries is a party are valid and binding on the Company or such Subsidiary and, to the Company's knowledge, on the other party and, to the knowledge of the Company, no default has occurred or is continuing thereunder, which might result in any material adverse change in the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole(a "MATERIAL ADVERSE CHANGE").

         (n) Deloitte & Touche LLP are independent public accountants with respect to the Company as required by the Act. The financial statements, together with the related schedules and notes set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto), comply as to form in all material respects with the requirements of the Act and present fairly in all material respects the consolidated financial position, results of operations and changes in cash flows of the Company and its subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and the related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and its subsidiaries.

         (o) Subsequent to the date of the most recent balance sheet for the Company included in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, (i) neither the Company, nor any of the Subsidiaries, has incurred any liabilities or obligations, direct or contingent, which are material to the Company and the Subsidiaries taken as a whole, nor entered into any transaction not in the ordinary course of business and (ii) there has not been, singly or in the aggregate, any Material Adverse Change or any development which may reasonably be expected to involve a Material Adverse Change.

         (p) The execution, delivery and performance by the Company of this Agreement, the Indenture and the consummation of the transactions contemplated hereby and thereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the Act or state securities or Blue Sky laws, or by the NASD with regards to the underwriting arrangements), except for consents, approvals, authorizations or orders which would not, singly or in the aggregate, have a Material Adverse Effect, and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its Subsidiaries or any agreement, indenture or other instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their respective properties are bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company, any of its Subsidiaries or their respective properties, except for such conflicts, violations or breaches which would not, singly or in the aggregate, have a Material Adverse Effect, and except for such conflicts, violations or breaches as to which the Company has obtained the necessary consents or waivers.

         (q) The Company and each of the Subsidiaries possess all certificates, consents, exemptions, orders, permits, licenses, authorizations, or other approvals (each, an "AUTHORIZATION") of and from, and has made all declarations and filings with, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary or required to own, lease, license and use its properties and assets and to conduct its respective business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not, singly or in the aggregate, have a Material Adverse Effect; all such Authorizations are valid and in full force and effect and the Company and each of the Subsidiaries are in compliance with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto, except where the failure to be in full force and effect or to be in compliance would not, singly or in the aggregate, have a Material Adverse Effect.

         (r) The Company is not (a) an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT"), or (b) a "holding company" or a "subsidiary company" of a holding company, or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         (s) Except as disclosed in the Prospectus, there are no holders of any security of the Company or any Subsidiary (debt or equity) who have or will have any right to require the registration of such security by virtue of the filing of the Registration Statement or the execution by the Company of this Agreement.

         (t) The Company and each of its Subsidiaries maintain adequate insurance for the conduct of their respective businesses and the value of their respective properties. All such insurance is outstanding and in force on the date hereof.

         (u) There is (i) no significant unfair labor practice complaint pending against the Company or any of the Subsidiaries or, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of the Subsidiaries or, to the best knowledge of the Company, threatened against any of them, and (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any of the Subsidiaries or, to the best knowledge of the Company, threatened against it or any of the Subsidiaries except for such actions specified in clause (i) or (ii) above, which, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         (v) All material tax returns required to be filed by the Company and each of its Subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its Subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided in accordance with GAAP or those currently payable without penalty or interest.

         (w) The Company has not (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) since the initial filing of the Registration Statement (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Securities or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

         (x) The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

         (y) Any term sheet and prospectus subject to completion provided by the Company to the Underwriters for use in connection with the offering and sale of the Securities pursuant to Rule 434 under the Act, taken together, are not materially different from the Prospectus included in the Registration Statement at the time of its effectiveness or an effective post-effective amendment thereto (exclusive of any information deemed to be a part thereof by virtue of Rule 434(d) under the Act).


         (z) There are no contracts or other documents of a character required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Act which have not been described in the Prospectus or filed as exhibits to the Registration Statement.

         2. AGREEMENTS TO SELL AND PURCHASE. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Securities set forth in Schedule I hereto opposite its names at U.S.$_____ a share (the "PURCHASE PRICE").

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Securities, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to $16,500,000
Additional Securities at the Purchase Price.   If the Representatives, on behalf
of the Underwriters, elect to exercise such option, the Representatives shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Securities to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Securities may be purchased as provided in
Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Securities. If any Additional Securities are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Securities that bears the same proportion to the total number of Additional Securities to be purchased as the number of Firm Securities set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Securities.

         The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereby and the Shares to be sold in the Equity Offering or (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing. The Company further agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period beginning on the date hereof and continuing to and including the Closing Date, not offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase or otherwise acquire debt securities of the Company substantially similar to the Securities (other than (i) the Securities and (ii) commercial paper issued in the ordinary course of business).

         3. TERMS OF PUBLIC OFFERING. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Securities are to be offered to the public initially at
         % of their principal amount at maturity (the "PUBLIC OFFERING PRICE"),
plus accrued interest, if any, from       , 1997 to the date of payment and
delivery and to certain dealers selected by you at a price that represents a
concession not in excess of        % of their principal amount at maturity, and
that any Underwriter may allow, and such dealers may reallow, a concession, not
in excess of            % of their principal amount at maturity, to any
Underwriter or to certain other dealers.

         4. PAYMENT AND DELIVERY. Payment for the Firm Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Securities for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on October ___, 1997, or at such other time on the same or such other date, not later than October ___, 1997,
as shall be designated in writing by you.   The time and date of such payment
are hereinafter referred to as the "CLOSING DATE."

         Payment for any Additional Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Securities for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 2 or at such other time on the same or on such other date, in any event not later than October __, 1997, as shall be designated in
writing by the Representatives.   The time and date of such payment are
hereinafter referred to as the "OPTION CLOSING DATE."

         Certificates for the Firm Securities and Additional Securities shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Securities and Additional Securities shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid, against payment of the Purchase Price therefor.

         5. CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS. The obligations of the Company to sell the Securities to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Securities on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [_______] (New York City time) on the date hereof.

         The several obligations of the Underwriters are subject to the following further conditions:

         (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

              (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

             (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

         (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

        The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

         (c) The Underwriters shall have received on the Closing Date an opinion of Latham & Watkins, counsel for the Company, dated the Closing Date, to the effect that:

              (i) the Company and its subsidiaries listed on Exhibit A hereto (collectively, the "MATERIAL SUBSIDIARIES") have each been duly incorporated and are validly existing and in good standing under applicable corporate law of their respective states of incorporation. The Company and its Material Subsidiaries each have the corporate power and authority to own, lease and operate their respective properties and to conduct their respective businesses as described in the Registration Statement and the Prospectus;

              (ii) all of the outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and were not issued in violation of any preemptive or similar rights; the Company has duly authorized and reserved for issuance the Shares to be issued upon the conversion of the Securities, and when issued pursuant to conversion of the Securities in accordance with the Indenture, the Shares will be validly issued, fully paid, and non-assessable and will not be issued in violation of any preemptive or similar rights;

              (iii)this Agreement has been duly authorized, executed and delivered by the Company;

              (iv) the Registration Statement has become effective under the Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been initiated by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) under the Act has been made in accordance with Rule 424(b) and 430A under the Act;

              (v) the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and general principles of equity;

              (vi) the statements in the Prospectus under the captions "Description of Notes," "Description of Capital Stock," "Shares Eligible for Future Sale," "Description of Certain Indebtedness," "Certain Federal Income Tax Considerations," and "Underwriters" (but only as to the description of this Agreement) insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, are accurate in all material respects;

              (vii)the Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

              (viii)the execution, delivery and performance by the Company of this Agreement and the Indenture, compliance by the Company with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (A) to the best of such counsel's knowledge, require any consent, approval, authorization or other order of, or filing with, any federal, California, New York, Illinois or District of Columbia court or governmental agency or body (except such as have been obtained under the Act or such as may be required under state securities or Blue Sky laws, or by the NASD with regards to the underwriting arrangements),
         (B) conflict with or constitute a breach of any of the terms or provisions of the certificate of incorporation or by-laws of the Company or any of its Subsidiaries or of any agreement or document filed as an exhibit to the Registration Statement, or (C) violate or conflict with any federal, California, New York, Illinois or District of Columbia statute, rule or regulation applicable to the Company or its subsidiaries or the General Corporation Law of the State of the Delaware (other than federal or state securities laws, which are specifically addressed elsewhere herein), except for such conflicts and violations as to which the Company has obtained the necessary consents or waivers;

              (ix)neither the Company nor any of the Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

              (x)to such counsel's knowledge, no consent, approval, authorization or order of, or filing with, any federal or New York court or governmental agency or body is required for the sale of the Securities pursuant to the Underwriting Agreement or the Indenture, except such as have been obtained under the Act and such as may be required under state securities laws in connection with the purchase and distribution of such Securities by the Underwriters; and

              (xi) the Registration Statement and the Prospectus, and any amendment or supplement thereto, comply as to form in all material respects with the requirements for registration statements on Form S-3 under the Act; it being understood, however, that such counsel expresses no opinion with respect to the financial statements, schedules and other financial and statistical data included in the Registration Statement or the Prospectus. In passing upon the compliance as to form of the Registration Statement and the Prospectus, such counsel may state that it has assumed that the statements made therein are correct and complete.

         Such counsel shall also state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and representatives of the Underwriters and their counsel, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although they are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except as set forth in paragraph (vi) above) and have not made any independent check or verification thereof, during the course of such participation (relying as to materiality to the extent deemed appropriate upon the statements of officers and other representatives of the Company), no facts came to their attention that caused them to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date or as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel shall express no belief with respect to the financial statements, schedules and other financial and statistical data included in the Registration Statement or the Prospectus.

         In rendering the opinion set forth in paragraph (iii) above, such counsel may state that such opinion is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfers or obligations, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

         Such opinion shall be rendered to the Representatives at the request of the Company and shall so state therein.

         (d) The Representatives shall have received on the Closing Date an opinion, dated the Closing Date, of Jennifer L. Adams, Executive Vice President, Chief Legal and Administrative Officer and Secretary of the Company, to the effect that:

              (i) to the best of such counsel's knowledge, (a) there is no action, suit or proceeding before or by any court or governmental agency or body pending against the Company or any Subsidiary or any of their respective properties that is required to be described in the Registration Statement or Prospectus which is not so described as required and (b) there is no contract or other document required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement or incorporated therein which is not so described, filed or incorporated as required, it being understood that such counsel need not express any opinion as to the financial statements, notes or schedules or other financial data included therein;

              (ii)to such counsel's knowledge, the execution and delivery of the Underwriting Agreement and the Indenture by the Company does not violate any order of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and

              (iii)to such counsel's knowledge, all of the outstanding capital stock of each of the Subsidiaries is owned of record, directly by the Company or by a subsidiary of the Company, either directly or indirectly, free and clear of any security interest, claim, lien or encumbrance, other than any security interests which may be described in the Prospectus; to such counsel's knowledge, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in any Subsidiary, except as may be described in the Prospectus.

         Such counsel shall also state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and representatives of the Underwriters and their counsel, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus and has not made any independent check or verification thereof, during the course of such participation (relying as to materiality to the extent deemed appropriate upon the statements of officers and other representatives of the Company), no facts came to such counsel's attention that caused such counsel to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date or as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel shall express no belief with respect to the financial statements, schedules and other financial and statistical data included in the Registration Statement or the Prospectus.

         (e) The Underwriters shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 5(c)(iii), 5(c)(v) and 5(c)(vi) (but only as to the statements in the Prospectus under "Description of the Notes," "Description of Capital Stock" and "Underwriters") and the second paragraph of Section 5(c) above.

         (f) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; PROVIDED that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

         (g) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

         (h) The several obligations of the Underwriters to purchase Additional Securities hereunder are subject to the delivery to the Representatives on the Option Closing Date of such documents as they may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Securities and other matters related to the issuance of the Additional Securities.

         6. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

         (a) To furnish to you, without charge, 6 signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in
    Section 6(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

         (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

         (c) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

         (d) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

         (e) To make generally available to the Company's security holders and to you as soon as practicable an earnings statement covering the twelve-month period ending ________, 1998 that satisfies the provisions of
    Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

         (f) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by the National Association of Securities Dealers, Inc., including any counsel fees incurred on behalf of or disbursements by Bear, Stearns & Co. Inc. in its capacity as "qualified independent underwriter", (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Securities on the NYSE, (vi) the cost of printing certificates representing the Securities, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and
    (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 entitled "Indemnity and Contribution," and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

         (g) The Company has reserved and will continue to reserve, as long as any Securities are outstanding, a sufficient number of Shares for issuance upon conversion of the Securities.

         (h) The Company will not voluntarily claim and will actively resist any attempts to claim, the benefit of any usury laws against holders of the Securities.

         7. INDEMNITY AND CONTRIBUTION. (a) (i) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; PROVIDED, HOWEVER, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 6(a) hereof.

         (ii) The Company also agrees to indemnify and hold harmless Bear, Stearns & Co. Inc. ("Bear, Stearns") and each person, if any, who controls Bear, Stearns within the meaning of either Section 15 of the Securities Act, or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments incurred as a result of Bear, Stearns' participation as a "qualified independent underwriter" within the meaning of Rule 2720 of the National Association of Securities Dealers' Conduct Rules in connection with the offering of the Common Stock, except for any losses, claims, damages, liabilities, and judgments resulting from Bear, Stearns', or such controlling person's, willful misconduct.

         (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

         (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (d) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or
prevent such statement or omission.   The Underwriters' respective obligations
to contribute pursuant to this Section 7 are several in proportion to the respective number of Securities they have purchased hereunder, and not joint.

         (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with
investigating or defending any such action or claim.   Notwithstanding the
provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission
or alleged omission.   No person guilty of fraudulent misrepresentation (within
the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent
misrepresentation.   The remedies provided for in this Section 7 are not
exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         (f)  The indemnity and contribution provisions contained in this
Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

         8. TERMINATION. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 8(a)(i) through 8(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

         9. EFFECTIVENESS; DEFAULTING UNDERWRITERS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

         If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Securities set forth opposite their respective names in Schedule I or Schedule II bears to the aggregate number of Firm Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the number of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Securities and the aggregate number of Firm Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Securities to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any
non-defaulting Underwriter or the Company.   In any such case either you or
the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Securities and the aggregate number of Additional Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Securities to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Securities or (ii) purchase not less than the number of Additional Securities that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

         10. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         11. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         12. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                             Very truly yours,

                             WORLD COLOR PRESS, INC.



                             By:_______________________
                                Name:
                                Title:



Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED
GOLDMAN, SACHS & CO.
BEAR, STEARNS & CO. INC.
BT ALEX. BROWN INCORPORATED
CREDIT SUISSE FIRST BOSTON CORPORATION

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By: Morgan Stanley & Co. Incorporated



By:___________________________
   Name:
   Title:

                                      SCHEDULE I

                                     UNDERWRITERS


                                             NUMBER OF
                                            FIRM SECURITIES
     UNDERWRITER                            TO BE PURCHASED

Morgan Stanley & Co. Incorporated

Goldman, Sachs & Co.
Bear, Stearns & Co. Inc.
BT Alex. Brown Incorporated
Credit Suisse First Boston Corporation

[NAMES OF OTHER U.S. UNDERWRITERS]














                                             _______________


   Total Firm Securities .................... $110,000,000
                                             ===============

                                                                       EXHIBIT A



                               [FORM OF LOCK-UP LETTER]


                                                              September   , 1997


Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
Bear, Stearns & Co. Inc.
BT Alex. Brown Incorporated
Credit Suisse First Boston Corporation
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, NY  10036

Morgan Stanley & Co. International Limited
Goldman, Sachs International
Bear, Stearns International Limited
Bankers Trust International, plc
Credit Suisse First Boston Limited
c/o Morgan Stanley & Co. International Limited
    25 Cabot Square
    Canary Wharf
    London E14 4QA
    England

Dear Sirs and Mesdames:

         The undersigned understands that Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") and Morgan Stanley & Co. International Limited ("MSIL") propose to enter into Underwriting Agreements (each an "UNDERWRITING AGREEMENT") with World Color Press, Inc., a Delaware corporation (the "COMPANY"), providing for the public offering (the "PUBLIC OFFERINGS") by the several Underwriters, including Morgan Stanley and MSIL (the "UNDERWRITERS"), of 3,500,000 shares (the "SHARES") of the Common Stock, par value $.01 per share, of the Company (the "COMMON STOCK") and Convertible Senior Subordinated Notes due 2007 of the Company (the "NOTES").

         To induce the Underwriters that may participate in the Public
Offerings to continue their efforts in connection with the Public Offerings, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley, on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to each of the Public Offerings (the "PROSPECTUS"); (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares to the Underwriters pursuant to the Underwriting Agreement or (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offerings. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. Notwithstanding the foregoing, in the event that the date of the Prospectus is more than 30 days from the date hereof, the restrictions set forth in the preceding paragraph shall terminate and be of no further effect.

         Whether or not the Public Offerings actually occur depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.


                                  Very truly yours,


                                  _________________________
                                  (Name)

                                  _________________________
                                  (Address)